Exhibit 99.1

For immediate release:

Media Contact:	Investor Contact:
Matt Schuler	Matt Lougee
mschuler@ddr.com	mlougee@ddr.com
216.755.5500	216.755.5500

DDR REPORTS OPERATING FFO PER DILUTED SHARE OF $0.28

FOR THE QUARTER ENDED JUNE 30, 2014

BEACHWOOD, OHIO, July 30, 2014 – DDR Corp. (NYSE: DDR) today announced operating results for the second quarter ended June 30, 2014.

Significant Second Quarter Activity:

•	Generated Operating FFO of $0.28 per diluted share, a 3.7% increase from the second quarter of 2013

•	Executed 364 new leases and renewals for 3.1 million square feet

•	Increased the U.S. portfolio leased rate by 20 basis points to 95.3%, from 95.1% at March 31, 2014 and by 80 basis points from 94.5% at June 30, 2013

•	Generated positive new leasing spreads of 18.8% on a pro rata basis, and positive renewal leasing spreads of 7.5% on a pro rata basis

•	Generated same store net operating income growth of 3.2% at both 100% ownership and on a pro rata basis compared to the prior year

•	Acquired $265 million of wholly-owned prime power centers

•	Sold $79 million of non-prime assets; DDR’s pro rata gross proceeds were $51 million

•	Closed on the sale of DDR’s 50% ownership interest in Sonae Sierra Brazil BV Sarl (“SSB”) for gross proceeds of $344 million

•	Closed on a $75 million, seven-year non-recourse mortgage loan secured by a shopping center in Puerto Rico with an interest rate of 3.59%

•	Redeemed the remaining $55 million of 7.375% Class H Preferred Shares

•	Formed a joint venture with Blackstone to acquire 76 shopping centers for $1.975 billion which is expected to close in the third quarter of 2014

“We are very pleased with our quarterly results highlighted by our ninth consecutive quarter of same store net operating income growth in excess of 3%,” commented DDR’s Chief Executive Officer Daniel B. Hurwitz. “We are also optimistic regarding the continued leasing momentum within our portfolio, the expansion of our relationship with Blackstone and the profitable disposition of our interests in Brazil. Tenant demand for high quality assets remains robust and we expect to benefit as a result going forward.”

Financial Highlights

•	Second quarter operating funds from operations attributable to common shareholders (“Operating FFO”) increased $15.2 million to $101.3 million, or $0.28 per diluted share, compared to $86.1 million, or $0.27 per diluted share, for the prior-year comparable period.

•	Second quarter net income attributable to common shareholders was $67.8 million, or $0.19 per diluted share, which compares to net loss of $36.0 million, or $0.11 per diluted share, for the prior-year comparable period.

Significant Second Quarter Operating Activity

•	Executed 153 new leases totaling 695,000 square feet at positive spreads of 18.8% on a pro rata basis

•	Executed 211 renewal leases totaling 2.4 million square feet at positive spreads of 7.5% on a pro rata basis

•	Increased the annualized base rent per occupied square foot to $13.50 as of June 30, 2014 as compared to $12.92 at June 30, 2013

Significant Second Quarter Transactional Activity

•	Acquired four consolidated prime power centers totaling 1.2 million square feet for $264.8 million. The acquisitions were funded primarily with proceeds from the sale of the Company’s interest in SSB, asset dispositions and the issuance of 1.0 million operating partnership units valued at $17.9 million.

•	Sold seven consolidated non-prime operating shopping centers totaling 341,000 square feet and six consolidated non-income producing assets. Gross proceeds were $44.6 million. A net gain of $8.0 million was recorded related to these sales.

•	Sold four unconsolidated operating shopping centers totaling 409,000 square feet for $34.0 million, of which the Company’s pro rata share was $6.3 million. A net gain of $2.0 million was recorded related to these sales, of which the Company’s pro rata share was $0.8 million.

•	Sold its entire ownership interest in SSB for gross proceeds of $343.6 million, and recorded a gain on sale in the second quarter of $83.8 million.

•	Closed on a $75 million non-recourse mortgage loan secured by Plaza Escorial, a 636,000-square-foot shopping center in Puerto Rico. The loan obtained from a leading life insurance company, includes a seven-year term and an interest rate of 3.59%.

•	Redeemed the remaining $55.0 million of the Company’s 7.375% Class H Cumulative Redeemable Preferred Shares and recorded a charge of $1.9 million to net income attributable to common shareholders related to the write-off of the Class H Preferred Shares’ original issuance costs.

•	Formed a joint venture with Blackstone to acquire 76 shopping centers from American Realty Capital Properties, Inc. in a transaction valued at $1.975 billion, including assumed debt of $461 million and approximately $800 million of new financings. An affiliate of Blackstone will own 95% of the common equity of the joint venture and an affiliate of DDR will own the remaining 5%. DDR also is expected to invest up to $300 million in preferred equity in the joint venture with a fixed dividend rate of 8.5% and will provide customary leasing and management services. In addition, DDR will have the right of first offer to acquire ten of the assets under specified conditions consistent with past transactions with Blackstone. The acquisition is expected to close in the third quarter of 2014.

2014 Guidance

•	There has been no change in Operating FFO per share guidance since the last update provided on March 10, 2014. The Company continues to estimate a range of $1.14 to $1.18 for 2014 Operating FFO per diluted share.

Non-GAAP Disclosures

FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains and losses from disposition of depreciable real estate property, which are presented net of taxes, (iii) impairment charges on depreciable real estate property and related investments, (iv) extraordinary items and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates Operating FFO by excluding the non-operating charges and gains described below. The Company computes FFO in accordance with the NAREIT definition. Other real estate companies may calculate FFO and Operating FFO in a different manner. Operating FFO is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net income (loss) to FFO and Operating FFO is presented herein.

Safe Harbor

DDR Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to complete acquisitions or dispositions of assets under contract, including the ability of the joint venture between DDR and Blackstone to successfully complete the acquisition of the portfolio from American Realty Capital Properties, Inc.; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; the success of our capital recycling strategy; and the finalization of the financial statements for the three-month period ended June 30, 2014. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s Form 10-K for the year ended December 31, 2013, as amended. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

About DDR Corp.

DDR is an owner and manager of 390 value-oriented shopping centers representing 108 million square feet in 39 states and Puerto Rico. The Company’s assets are concentrated in high barrier-to-entry markets with stable populations and high growth potential and its portfolio is actively managed to create long-term shareholder value. DDR is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol DDR. Additional information about the Company is available at www.ddr.com, as well as on Twitter, LinkedIn and Facebook.

Conference Call and Supplemental Information

A copy of the Company’s Supplemental package is available upon request to Brooke Vanek at the Company’s corporate office, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or at www.ddr.com.

The Company will hold its quarterly conference call tomorrow, July 31, 2014, at 10:00 a.m. Eastern Time. To participate, please dial 866.515.2914 (domestic), or 617.399.5128 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 24154621. Access to the live call and replay will also be available through the Company’s website. The replay will be available through August 7, 2014.

DDR Corp.

Income Statement: Consolidated Interests

$ in thousands, except per share
	2Q14	2Q13	6M14	6M13
Revenues:
Minimum rents (1)	$178,140	$139,784	$353,049	$275,671
Percentage rent	643	674	2,316	2,364
Recoveries	58,264	44,742	118,324	89,437
Ancillary income	6,146	7,415	12,482	13,025
Other revenues (2)	2,588	4,894	4,484	5,518

	245,781	197,509	490,655	386,015
Expenses (3):
Operating and maintenance	35,436	32,871	73,583	64,535
Real estate taxes	36,578	26,258	72,042	52,318

	72,014	59,129	145,625	116,853

Net operating income	173,767	138,380	345,030	269,162

Other income (expense):
Fee income	7,879	10,191	16,102	20,912
Interest income	3,158	5,797	6,285	13,674
Interest expense (4)	(62,573)	(53,626)	(125,207)	(105,835)
Depreciation and amortization	(99,826)	(67,047)	(208,295)	(132,671)
General and administrative (5)	(19,085)	(20,117)	(39,338)	(39,877)
Other income (expense), net (6)	(4,510)	1,895	(9,124)	(1,005)
Impairment charges (7)	(14,342)	(13,642)	(24,615)	(13,642)

(Loss) income before earnings from equity method investments and other items	(15,532)	1,831	(39,162)	10,718
Equity in net income (loss) of joint ventures	1,131	(1,191)	6,621	1,763
Impairment of joint venture investments	0	0	(9,100)	0
Gain on sale and change in control of interests, net	83,830	1,066	83,830	1,066
Income (loss) from discontinued operations (8)	6,643	(21,596)	17,280	(26,526)
Tax expense	(649)	(1,703)	(1,335)	(2,063)
Gain (loss) on disposition of real estate, net of tax	1,472	(1,525)	383	(1,582)

Net income (loss)	76,895	(23,118)	58,517	(16,624)
(Loss) income attributable to non-controlling interests	(878)	(195)	860	(386)

Net income (loss) attributable to DDR	76,017	(23,313)	59,377	(17,010)
Write-off of preferred share original issuance costs	(1,943)	(5,246)	(1,943)	(5,246)
Preferred dividends	(6,259)	(7,475)	(12,867)	(14,505)

Net income (loss) attributable to Common Shareholders	67,815	(36,034)	44,567	(36,761)

FFO:
Net income (loss) attributable to common shareholders	67,815	(36,034)	44,567	(36,761)
Depreciation and amortization of real estate investments	97,677	68,122	204,744	135,138
Equity in net (income) loss of joint ventures	(1,131)	1,191	(6,621)	(1,763)
Joint ventures’ FFO	7,377	12,146	16,120	24,372
Non-controlling interests (OP units)	223	54	285	108
Impairment of depreciable real estate	1,102	32,422	11,491	40,101
(Gain) loss on disposition of depreciable real estate, net	(90,937)	2,063	(102,648)	1,285

FFO attributable to Common Shareholders	82,126	79,964	167,938	162,480
Non-operating items, net (9)	19,137	6,130	34,035	9,666

Operating FFO	$101,263	$86,094	$201,973	$172,146

FFO per share – Diluted (10)	$0.23	$0.25	$0.47	$0.51
Operating FFO per share – Diluted (10)	$0.28	$0.27	$0.56	$0.54

DDR Corp.

Balance Sheet: Consolidated Interests

$ in thousands	At Quarter End
	2Q14	4Q13
Assets:
Land	$2,213,794	$2,209,970
Buildings	6,996,560	6,949,440
Fixtures and tenant improvements	621,490	599,221

	9,831,844	9,758,631
Less: Accumulated depreciation	(1,918,681)	(1,823,199)

	7,913,163	7,935,432
Land held for development and construction in progress	520,167	452,980
Real estate held for sale, net	0	12,670

Real estate, net	8,433,330	8,401,082

Investments in and advances to joint ventures	199,380	448,008
Cash	359,340	86,664
Restricted cash	31,625	33,476
Notes receivable, net	58,863	78,338
Receivables, including straight-line rent, net	121,919	129,513
Other assets, net (11)	477,364	515,992

Total Assets	9,681,821	9,693,073

Liabilities and Equity:
Revolving credit facilities	28,623	29,133
Unsecured debt	2,759,931	2,754,120
Unsecured term loan	350,000	350,000
Mortgage and other secured debt	2,190,384	2,161,421

	5,328,938	5,294,674
Dividends payable	61,302	55,107
Other liabilities (12)	442,767	415,413

Total Liabilities	5,833,007	5,765,194

Preferred shares	350,000	405,000
Common shares	35,964	35,938
Paid-in-capital	5,421,087	5,417,363
Accumulated distributions in excess of net income	(1,982,326)	(1,915,638)
Deferred compensation obligation	16,961	16,702
Accumulated other comprehensive income	(11,943)	(36,493)
Less: Common shares in treasury at cost	(16,208)	(18,211)
Non-controlling interests	35,279	23,218

Total Equity	3,848,814	3,927,879

Total Liabilities and Equity	$9,681,821	$9,693,073

DDR Corp.

Income Statement: Unconsolidated Interests at 100%

$ in thousands
	2Q14	2Q13	6M14	6M13
Revenues:
Minimum rents	$92,008	$128,093	$199,448	$256,074
Percentage rent	365	434	775	1,059
Recoveries	23,987	30,874	48,612	62,528
Other revenues	7,929	15,628	23,716	32,137

	124,289	175,029	272,551	351,798
Expenses:
Operating and maintenance	30,068	41,207	68,724	80,135
Real estate taxes	14,479	20,289	29,038	40,896

	44,547	61,496	97,762	121,031

Net operating income	79,742	113,533	174,789	230,767

Other income (expense):
Interest expense	(45,753)	(55,610)	(99,748)	(113,278)
Depreciation and amortization	(38,652)	(55,766)	(84,063)	(116,832)
Impairment charges	(600)	(38,323)	(600)	(38,323)
Tax expense	(2,425)	(7,238)	(6,565)	(13,853)
Other income (expense), net	235	620	(2,837)	(313)

	(87,195)	(156,317)	(193,813)	(282,599)

Loss from continuing operations	(7,453)	(42,784)	(19,024)	(51,832)
Loss from discontinued operations	(373)	(8,410)	(1,053)	(11,611)
Gain (loss) on disposition of discontinued operations, net	2,038	(369)	23,511	(5,906)
Gain on disposition of real estate, net	0	164	0	643

Net (loss) income	(5,788)	(51,399)	3,434	(68,706)
Loss attributable to non-controlling interests	(535)	(6,695)	(2,023)	(13,914)

Net (loss) income attributable to unconsolidated joint ventures	(6,323)	(58,094)	1,411	(82,620)
Depreciation and amortization of real estate investments	38,272	57,591	82,447	122,365
Impairments on depreciable real estate	600	44,563	600	44,563
(Gain) loss on disposition of depreciable real estate, net	(1,947)	369	(23,420)	5,427

FFO	30,602	44,429	61,038	89,735
FFO at DDR’s ownership interest	7,377	12,146	16,120	24,372
Operating FFO at DDR’s ownership interests	7,158	11,640	16,253	24,082

Net income (loss) at DDR’s ownership interests	1,436	(1,522)	6,167	1,528
Basis differences	(305)	331	454	235

Equity in net income (loss) of joint ventures	$1,131	$(1,191)	$6,621	$1,763

DDR Corp.

Balance Sheet: Unconsolidated Interests at 100%

$ in thousands	At Quarter End
	2Q14	4Q13
Assets:
Land	$1,158,271	$1,275,232
Buildings	3,166,873	3,940,806
Fixtures and tenant improvements	171,229	266,851

	4,496,373	5,482,889
Less: Accumulated depreciation	(803,548)	(839,867)

	3,692,825	4,643,022
Land held for development and construction in progress	60,621	116,088

Real estate, net	3,753,446	4,759,110
Cash and restricted cash	93,386	282,866
Receivables, including straight-line rent, net	63,493	101,003
Other assets, net	145,677	196,615

Total Assets	4,056,002	5,339,594

Liabilities and Equity:
Mortgage debt	2,834,997	3,282,643
Notes and accrued interest payable to DDR	138,256	127,679
Other liabilities	158,833	245,368

Total Liabilities	3,132,086	3,655,690

Redeemable preferred equity	72,470	71,771
Accumulated equity	851,446	1,612,133

Total Liabilities and Equity	$4,056,002	$5,339,594

DDR Corp.

Financial Statements: Footnotes

$ in millions, except per share
Includes discontinued operations		2Q14	2Q13	6M14	6M13

(1)	Minimum rents:
	Straight-line rent, net	$1.5	$1.7	$2.5	$3.1
	Below-market rent, net	0.7	0.0	0.6	(0.1)
	Ground lease revenue	8.1	5.9	16.0	11.6

(2)	Other revenues:
	Lease termination fees	2.0	4.7	3.3	5.2
	Other miscellaneous	0.6	0.2	1.2	0.3

(3)	Operating expenses:
	Recoverable expenses (excludes discontinued operations)	(65.1)	(50.2)	(130.9)	(100.0)
	Non-recoverable expenses (excludes discontinued operations)	(6.9)	(8.9)	(14.7)	(16.9)
	Straight-line ground rent expense	(0.3)	(0.3)	(0.6)	(0.6)
	Expensed costs of suspended developments	(0.3)	(0.5)	(0.7)	(1.1)

(4)	Non-cash interest expense:
	Convertible debt accretion	(2.8)	(2.7)	(5.6)	(5.3)
	Debt fair value amortization	4.1	0.6	8.4	1.2
	Loan cost amortization	(3.1)	(2.9)	(6.3)	(5.9)
	Interest expense (capitalized)	2.2	2.1	4.0	4.8

(5)	General and administrative expenses:
	Stock compensation expenses	(2.0)	(1.9)	(3.9)	(3.7)
	Internal leasing expenses	(1.8)	(1.8)	(3.8)	(3.9)
	Construction administrative costs (capitalized)	2.5	2.3	4.9	4.5

(6)	Other income (expense):
	Transactions and other	(3.8)	0.0	(8.1)	(0.6)
	Litigation expenses	(0.7)	(0.4)	(1.0)	(0.7)
	Debt extinguishment, net	0.0	2.3	0.0	0.3

(7)	Impairment charges:
	Land held for development	13.2	0.0	13.2	0.0
	Undeveloped land	0.0	2.6	0.4	2.6
	Assets marketed for sale	1.1	11.0	11.0	11.0

(8)	Discontinued operations:
	Revenues	0.3	11.1	3.2	23.5
	Expenses	(0.2)	(9.3)	(2.5)	(19.5)
	Impairments	0.0	(21.3)	(0.6)	(29.0)
	Gain (loss) on disposition of real estate, net	6.5	(2.1)	17.2	(1.5)

	Net income (loss)	6.6	(21.6)	17.3	(26.5)

DDR Corp.

Financial Statements: Footnotes

$ in millions, except per share
Includes discontinued operations		2Q14	2Q13	6M14	6M13

(9)	Non-operating items excluded from Operating FFO:
	Non-cash impairment charges – non-depreciable assets	$13.2	$2.6	$22.8	$2.6
	Transaction, litigation, debt extinguishment costs, other	4.5	(1.6)	9.3	1.5
	Joint ventures – currency, other	(0.2)	(0.5)	0.1	(0.3)
	(Gain) loss on sale of non-depreciable real estate, net	(0.3)	1.5	(0.1)	1.8
	Non-cash gain on sale and change in control of interests, net	0.0	(1.1)	0.0	(1.1)
	Non-cash write-off of preferred share original issuance costs	1.9	5.2	1.9	5.2

		19.1	6.1	34.0	9.7
(10)	Outstanding per share information:
	Common shares (at quarter end)	359.6	320.1	359.6	320.1
	OP units (at quarter end)	1.4	0.4	1.4	0.4

	Total shares and units (at quarter end)	361.0	320.5	361.0	320.5
	Weighted average shares and units – Basic – EPS	357.8	317.0	357.7	315.1
	Assumed conversion of dilutive securities	0.5	0.0	0.5	0.0

	Weighted average shares and units – Diluted – EPS	358.3	317.0	358.2	315.1
	Weighted average shares and units – Basic – FFO & OFFO	360.1	319.6	359.8	317.8
	Assumed conversion of dilutive securities	0.5	0.5	0.5	0.5

	Weighted average shares and units – Diluted – FFO & OFFO	360.6	320.1	360.3	318.3
	Earnings per common share – Basic	$0.19	$(0.11)	$0.12	$(0.12)
	Earnings per common share – Diluted	$0.19	$(0.11)	$0.12	$(0.12)
	FFO per share – Basic	$0.23	$0.25	$0.47	$0.51
	FFO per share – Diluted	$0.23	$0.25	$0.47	$0.51
	Operating FFO per share – Diluted	$0.28	$0.27	$0.56	$0.54
	Common stock dividends declared, per share	$0.155	$0.135	$0.31	$0.27

(11)	Intangible assets, net (at quarter and year end)			377.1	409.6

(12)	Below-market leases, net (at quarter and year end)			135.1	123.9

Additional financial information:

	Capital expenditures (DDR share):
	Leasing	$9.3	$10.6	$20.6	$20.3
	Maintenance	2.1	1.9	3.2	2.5
	Maintenance PSF of owned GLA			0.10	0.08

	Miscellaneous (DDR share):
	Est. value of land owned adjacent to existing centers (at 12/31/13)			$35.0
	Cost basis of headquarters (non-income producing, at quarter end)			42.0